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                         Consent of Independent Auditors

The Board of Directors
GE Capital Life Assurance Company of New York
   and
Policyholders
GE Capital Life Separate Account III:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG LLP


Richmond, Virginia
May 10, 2002